EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Conference call to be held April 28, 2016 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through May 28th by dialing 855-859-2056, access code 21514993. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THE FIRST QUARTER OF 2016

Lake Forest, Illinois, April 28, 2016—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the first quarter of 2016.

Revenues for the quarter ended March 31, 2016 were $874.2 million, up 31.8% from $663.3 million in the first quarter of last year. Acquisitions contributed approximately $194.5 million to the current period’s growth in revenues.  Revenues increased 35.4% compared to the prior period when adjusted for unfavorable foreign exchange impacts of $23.8 million.

Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $369.2 million, up 31.2% from $281.3 million in the first quarter of last year.  GAAP gross profit as a percent of revenue was 42.2% compared to 42.4% in the first quarter of 2015. Non-GAAP gross profit, when adjusted as identified in the second of the following tables, was $369.4 million, an increase of 31.3% from $281.3 million in the first quarter of last year. Non-GAAP gross profit as a percent of revenues was 42.3% compared to 42.4% in the first quarter of 2015.

GAAP earnings per diluted share decreased 11.1% to $0.78 from $0.87 in the first quarter of 2015. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, decreased 3.4% to $1.11 from $1.15.  See tables below.

Cash flow from operations was $156.9 million and $132.6 million for the three months ended March 31, 2016 and 2015, respectively.

The following table shows our calculations of organic revenue growth (in millions)(1)

	Three Months Ended March 31,
			Change
	2016	2015	$	%
Total as Reported Revenues (GAAP)	$874.2	$663.3	$210.9	31.8%
Adjustment for Foreign Exchange	23.8		23.8
Subtotal (non-GAAP)	898.0	663.3	234.7	35.4%
Adjustment for Acquisitions	(201.5)	(7.0)	(194.5)
Adjustment for Regulated Recall and Returns Management Services	(24.8)	(20.0)	(4.8)
Total Revenues, as Adjusted (non-GAAP)	$671.8	$636.3	$35.4	5.6%

Domestic/ International Breakdown:
Domestic Revenues	$649.7	$472.2	$177.5	37.6%
International Revenues	224.5	191.1	33.4	17.5%
Total as Reported Revenues (GAAP)	$874.2	$663.3	$210.9	31.8%

(1)

For internal purposes, we exclude the impact of foreign exchange, revenues attributed to acquisitions closed within the preceding 12 months, and revenue from our regulated returns and recall management services when we evaluate organic revenue growth.

This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP Gross Profit to Non-GAAP Gross Profit (in millions)(2)

	Three Months Ended March 31,
	2016		2015
	$	% of Rev	$	% of Rev
GAAP Gross Profit	$369.2	42.2%	$281.3	42.4%
Plant Conversion Expenses	0.2	0.0%	-	0.0%
Non-GAAP Gross Profit	$369.4	42.3%	$281.3	42.4%

(2)

In accordance with GAAP, reported Gross Profit includes the impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance.

This table and the Company’s internal use of non-GAAP Gross Profit are not intended to imply, and should not be interpreted as implying, that non-GAAP Gross Profit is a better measure of performance than GAAP Gross Profit.

Table to reconcile GAAP EPS to Non-GAAP EPS(3)

	Three Months Ended March 31,
			Change
	2016	2015	$	%
GAAP EPS	$0.78	$0.87	$(0.10)	-11.1%
Acquisition Expenses [a]	0.02	0.04
Integration Expenses [a]	0.14	0.07
Litigation Expenses [a]	0.01	0.01
Changes in Fair Value of Contingent Consideration [a]	(0.03)	(0.01)
Plant Conversion and Restructuring Expenses [a]	0.00	0.10
Amortization Expense [a,c]	0.14	0.07
Add Back Convertible Preferred Stock Dividend [b]	0.12	0.00
Reallocation of EPS Related to Convertible Preferred Stock If-Converted Method [b]	(0.07)	0.00
Non-GAAP EPS (Adjusted)	$1.11	$1.15	$(0.04)	-3.4%

Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	91,496,877	86,357,006

(3a)

In accordance with GAAP, reported earnings per diluted share (EPS) include the after-tax impact of the items identified. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance.

(3b)

For purposes of determining non-GAAP EPS, the Company (1) adds back the mandatory convertible preferred stock dividend; and (2) deducts the EPS impact of the items identified above and the mandatory convertible preferred stock dividend using the “if-converted” method.  Under the “if-converted” method used in determining our non-GAAP EPS, the items identified above and the preferred dividend applicable to the convertible preferred stock is added back to net income attributable to Stericycle, the numerator. The Mandatory Convertible Preferred shares are assumed to be converted to common shares at the beginning of the period or, if later, at the time of issuance, and the resulting common shares are included in the denominator.

(3c)

Beginning the quarter ended March 31, 2016, the Company has started to exclude amortization expense from non-GAAP EPS. For comparable reporting, the Company’s previously reported 2015 results are adjusted to reflect the change.

This table and the Company’s internal use of non-GAAP earnings per diluted share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per diluted share is a better measure of operating performance than GAAP earnings per diluted share.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, disruptions in or attacks on our information technology systems, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$45,655	$55,634
Short-term investments	64	69
Accounts receivable, net	622,709	614,494
Prepaid expenses	46,198	46,740
Other current assets	42,732	44,891
Total Current Assets	757,358	761,828
Property, plant and equipment, net	677,525	665,602
Goodwill	3,790,016	3,758,177
Intangible assets, net	1,840,844	1,842,561
Other assets	46,801	49,282
Total Assets	$7,112,544	$7,077,450

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$114,066	$161,409
Accounts payable	133,779	149,202
Accrued liabilities	218,933	197,329
Deferred revenues	17,543	16,989
Other current liabilities	68,192	62,420
Total Current Liabilities	552,513	587,349

Long-term debt, net of current portion	3,038,083	3,052,639
Deferred income taxes	617,011	608,272
Other liabilities	86,448	81,352
Equity:
Mandatory convertible preferred stock	8	8
Common stock	848	849
Additional paid-in capital	1,172,962	1,143,020
Accumulated other comprehensive loss	(265,018)	(282,631)
Retained earnings	1,897,636	1,868,645
Total Stericycle, Inc. Equity	2,806,436	2,729,891
Noncontrolling interests	12,053	17,947
Total Equity	2,818,489	2,747,838
Total Liabilities and Equity	$7,112,544	$7,077,450

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2016		2015
	$	% of Rev	$	% of Rev

Revenues	$874,181	100.0%	$663,319	100.0%

Cost of revenues ("COR") exclusive of depreciation and adjusting items shown below	482,120	55.2%	367,340	55.4%
Depreciation	22,641	2.6%	14,648	2.2%
Total cost of revenues	504,761	57.7%	381,988	57.6%

Gross profit (non-GAAP)	369,420	42.3%	281,331	42.4%

Selling, general and administrative expenses ("SG&A") exclusive of depreciation and adjusting items shown below	181,569	20.8%	115,431	17.4%
Depreciation	7,499	0.9%	4,118	0.6%
Total SG&A expense	189,068	21.6%	119,549	18.0%

Income from operations (non-GAAP) exclusive of adjusting items shown below	180,352	20.6%	161,782	24.4%
Adjusting items:
Plant conversion expenses (COR)	236	0.0%	-	0.0%
Amortization (SG&A)	18,274	2.1%	8,797	1.3%
Acquisition expenses (SG&A)	2,990	0.3%	3,296	0.5%
Integration expenses (SG&A)	19,268	2.2%	8,886	1.3%
Change in fair value of contingent consideration (SG&A)	(2,644)	-0.3%	(675)	-0.1%
Restructuring and plant conversion expenses (SG&A)	5	0.0%	12,302	1.9%
Litigation expenses (SG&A)	1,300	0.1%	2,123	0.3%

Income from operations (GAAP)	140,923	16.1%	127,053	19.2%

Other income (expense):
Interest expense, net	(24,041)	-2.8%	(18,598)	-2.8%
Other income/ (expense), net	(1,251)	-0.1%	(598)	-0.1%

Total other expense	(25,292)	-2.9%	(19,196)	-2.9%

Income before income taxes	115,631	13.2%	107,857	16.3%

Income tax expense	38,036	4.4%	32,047	4.8%

Net income	77,595	8.9%	75,810	11.4%

Less: net income attributable to noncontrolling interests	809	0.1%	352	0.1%

Net income attributable to Stericycle, Inc.	76,786	8.8%	75,458	11.4%

Less: mandatory convertible preferred stock dividend	10,106	1.2%	-	0.0%

Net income attributable to Stericycle, Inc. common shareholders	$66,680	7.6%	$75,458	11.4%

Earnings per share - diluted	$0.78		$0.87

Weighted average number of common shares outstanding - diluted	85,845,501		86,357,006

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
Operating Activities:
Net income	$77,595	$75,810
Adjustments to reconcile net income to net cash
provided by operating activities:
Stock compensation expense	6,105	5,487
Excess tax benefit of stock options exercised	-	(8,222)
Depreciation	30,140	18,766
Amortization	18,274	8,797
Deferred income taxes	6,932	(2,957)
Other, net	(2,644)	5,313
Changes in operating assets and liabilities, net of
effect of acquisitions and divestitures:
Accounts receivable	(3,918)	(14,491)
Accounts payable	(15,203)	5,443
Accrued liabilities	21,151	35,924
Deferred revenue	487	(628)
Other assets and liabilities	18,030	3,312

Net cash provided by operating activities	156,949	132,554

Investing Activities:
Payments for acquisitions, net of cash acquired	(24,884)	(34,210)
Proceeds from investments	7	257
Proceeds from sale of property and equipment	766	-
Capital expenditures	(34,185)	(21,356)

Net cash used in investing activities	(58,296)	(55,309)

Financing Activities:
Repayments of long-term debt and other obligations	(6,879)	(9,780)
Proceeds from foreign bank debt	15,607	4,851
Repayments of foreign bank debt	(18,721)	(38,252)
Proceeds from term loan	-	250,000
Repayments of term loan	(171,000)	-
Proceeds from senior credit facility	457,959	394,097
Repayments of senior credit facility	(353,520)	(670,254)
Repayments of capital lease obligations	(1,381)	(988)
Payment for hedge	-	(8,833)
Purchases and cancellations of treasury stock	(37,693)	(11,516)
Dividends paid on mandatory convertible preferred stock	(10,106)	-
Proceeds from issuances of common stock	22,310	27,452
Excess tax benefit of stock options exercised	-	8,222
Payments to noncontrolling interests	(4,997)	(2,603)

Net cash used in financing activities	(108,421)	(57,604)
Effect of exchange rate changes on cash and cash equivalents	(211)	(3,594)
Net (decrease)/ increase in cash and cash equivalents	(9,979)	16,047
Cash and cash equivalents at beginning of period	55,634	22,236

Cash and cash equivalents at end of period	$45,655	$38,283

Non-cash activities:
Net issuances of obligations for acquisitions	$13,013	$21,543